UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2020

TARONIS FUELS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56101	32-0547454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

24980 N. 83rd Avenue, Suite 100

Peoria, AZ 85383

(Address of principal executive offices) (Zip Code)

(866) 370-3835

Registrant’s telephone number, including area code:

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On November 30, 2020, Taronis Fuels, Inc., a Delaware corporation (the “Company”), entered into an Amendment to Purchase Agreement (the “Amendment”) with BBHC, Inc. (“BBHC”). The Amendment amended the Purchase Agreement between the Company and BBHC entered into on August 17, 2020 (the “Purchase Agreement”), pursuant to which the Company acquired the entire intellectual property portfolio of BBHC (the “Intellectual Property”). The Amendment shortened the period during which the Company is required to make ongoing payments to BBHC, which payments shall be equal to seven percent (7%) of all gross cash receipts received by the Company that are derived from the purchased Intellectual Property, from a period beginning on August 17, 2020 and ending on August 17, 2025 to a period beginning on December 1, 2020 and ending on December 31, 2021.

As additional consideration, the Company agreed to transfer to BBHC certain prepaid assets equal to approximately $1.1 million. In addition, the Company agreed to forgive approximately $2.2 million in financial obligations owed from BBHC to the Company arising from the Company’s spin off from BBHC in December 2019, unless BBHC sells its ownership interest in Tarus Therapeutics, Inc. (“Tarus”). In the event BBHC sells its ownership interest in Tarus, BBHC agreed to repay the approximately $2.2 million in financial obligations owed to the Company. The Company also agreed to provide additional consideration to BBHC under the Amendment in the form of 1 million shares of the Company’s restricted common stock, par value $0.000001 per share, which was valued as of the fair market value on November 30, 2020 as reported on the OTCQB.

Other than as provided for the in the Amendment, the remaining terms of the Purchase Agreement will continue in full force and effect.

The foregoing description of the terms of the Amendment, and the transactions contemplated thereby, does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed hereto as Exhibit 10.1 and incorporated by reference into this Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment to Purchase Agreement, dated as of November 30, 2020, between Taronis Fuels, Inc. and BBHC, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2020	TARONIS FUELS, INC.

	By:	/s/ Scott Mahoney
	Name:	Scott Mahoney
	Title:	Chief Executive Officer